UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): May 29, 2017

MEDIAN GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Texas	5813	75-3016844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17.1, Level 17, Tower 2, Bank Rakyat Twin Tower, No. 33, Jalan Rakyat, 50470 Kuala Lumpur, Malaysia	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +603 2714 2020 Fax: +603 2714 2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 1.01 – Entry into a Material Definitive Agreement

On May 29, 2017, Median Group Inc. (“MGI”) entered into a conditional Sale and Purchase Agreement for MGI to acquire 51% equity interests (equivalent to 510,000 shares) in GNS Technology (M) Sdn. Bhd. from two independent vendors for a total purchase consideration of US$1,000,000 (“Consideration”) which shall be paid by the issuance of MGI shares at US$0.006 per share.

The Agreement is conditional on successful due diligence by the Company in GNS which shall be concluded on or before June 30, 2017. The Consideration shall be adjusted on a prorate basis if the net asset value of the Company is below US$600,000 as at December 31, 2017. In addition, MGI shall pay a performance fee payment of US$1,510,000 provided GNS accumulated audited profits recorded at least US$3,000,000 subject to adjustments, from the audited financial statements commencing from December 31, 2017 and for each year thereafter for 5 years. MGI shall pay the performance fee by the issuance of MGI shares at a price equal to the higher of (i) USD0.006 per share and (ii) the 20 days average closing share price immediately prior to date the performance fee is earned.

Section 3.02 – Unregistered Sale of Equity Securities

In connection with the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company shall issues up to 166,666,667 shares of its common stock as part of the consideration for the purchase of 510,000 shares representing 51% in GNS.

Section 9. – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	The financial statements of GNS Technology (M) Sdn. Bhd. shall be furnished no later than 4 days after the transaction is closed.

(b)	The financial statements of GNS Technology (M) Sdn. Bhd. shall be furnished no later than 4 days after the transaction is closed.

(c)	Not Applicable

(d)	Exhibit No. Description – see table below

Exhibit	Description	Location
Exhibit 10.1	Sale and Purchase Agreement	Provided herewith
Exhibit 99.1	Press release dated May 31, 2017	Provided herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2017	MEDIAN GROUP INC.

By: /s/ ANDREW HWAN LEE
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Name: ANDREW HWAN LEE
Title: President, Chief Executive Officer, Director